Exhibit 99.2

Transcript of Remarks Made by Brian E. Levy to Employees

(audio clip posted on registrant’s website)

PRESS

Certain information to be disclosed in this presentation, including statements regarding the proposed acquisition of InterTAN, the entry of InterTAN products into the U.S. market, expansion plans and anticipated sales increases, constitutes forward-looking statements that involve risks and uncertainties. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the failure to complete the tender offer or to complete it in a timely manner, U.S. consumer acceptance of and demand and preference for InterTAN sourced products, product availability, development of new technology, global political and economic conditions, and other risks indicated in filings with the Securities and Exchange Commission such as InterTAN’s previously filed periodic reports, including its Form 10-K for the 2003 fiscal year.

Good afternoon, everyone. Our March sales performance appears to be coming in quite well, and I want to especially thank our associates across Canada – and all of our good customers who patronized our stores.

In the last 15 months, in particular, we’ve made tremendous progress in redefining the concept of what our stores are all about. Our product assortment isn’t as good as ever – in fact, it’s far better than ever. Our model store concept is better refined than ever – the gadget focus jumps out to differentiate us from an ordinary consumer electronics store…and that too is about to take another quantum leap forward with the new year’s changes in physical format. If we aren’t already, certainly by mid-summer, we will be one of North America’s and maybe the world’s best assorted retailer of exciting gadgets and gifts from gas powered wine openers, electronic airplanes, health care and relaxation devices to almost any doodad or thingamajig that the human mind could imagine and that man could manufacture. The impact of all of this is that our sales and profits are on a strong and steady growth pace.

Almost everyone and everything in our world is becoming more digital, more mobile, and more personal. What do I mean? The film camera is becoming almost extinct. The analog VCR of the past is transitioning to the digital DVD player of today and already leaping into the PVR/DVD recorder of the immediate future. Whether it’s video, or telephony or photography, it’s becoming smaller and more mobile. Consumer choices are increasing logarithmically as the world becomes more and more personal – just look at the guide on your satellite or digital cable set-top box or the personal space you get on Shutterfly or the O-Foto sites.

All of our good work over the last several months and in fact years has turned a few heads…some maybe even more than others. Over the years we’ve had dialogue with a number of possible strategic partners. We’ve evaluated each of those on the basis of how a partners’ objectives line up with the best interests of our shareholders and employees and dealers…Fortunately, for us that is relatively close to the same thing thanks to the significant participation in our stock purchase program and our group RRSP plan. So, as a result, I am happy to report this morning, that we have announced the signing of a merger agreement with Circuit City Stores based in Richmond, Virginia. Circuit City is a Fortune 200 company with annual sales in the neighborhood of $10 BILLION US dollars… that’s not $10 million, that’s $10 BILLION US dollars and operates over 600 stores from coast to coast in the United States. Circuit has also been a pioneer of e-tailing even providing customers with the option of real time stock information for immediate pickup. Circuit is one of America’s and the worlds’ largest retailers of televisions, video gear, computer and SOHO equipment, software, accessories, home electronics and movies n’ music.

Despite facing some challenges over the past few years on repositioning their company for growth in the new century, Circuit City is in the midst of simplifying their structure to focus point blank on their core business… not dis-similar to the manner in which we have confronted and are well on the way to conquering our challenges and escalating our success to a whole new level. Frankly this transaction and certain of the methods and business models that can cross pollinate between the two companies forms the logic that underpins this transaction.

You are probably asking what this means for our operations here in Canada. I think that can be summed up in one word, and that one word is opportunity. First, let me make it clear, this is not a couple of banks merging so that they can cut out processing centers and along with it jobs. Life as we know it today will not change at InterTAN…it’s not about people losing their jobs. What it’s about is our company joining forces with an even larger and more powerful retailer for continued growth

I know you probably have a lot of questions, so I’m going to anticipate just a few of them now. First, when will you get your $14 a share…and the answer is that Circuit City will commence a tender offer and that tender offer is open for 20 business days…if shareholders tender to Circuit City 50.1% of the outstanding shares in InterTAN stock, then Circuit City will collect and pay for those shares ....if they don’t get 50.1% and you have tendered your shares, then you will retain ownership of those shares although Circuit City has the option but not the obligation to extend the bid period in the hopes of achieving the 50.1%. We believe that Circuit City will be able to attain at least that 50.1% threshold, but of course there are no guarantees. If you are a shareholder, you will be getting documents in the mail that explain in detail the mechanics of how you tender your shares. Our board of directors has reviewed this offer in detail and has received extensive advice from our bankers, Scotia Capital in Toronto, and unanimously we support this offer. Currently, we expect the transaction will close sometime in the early summer.

Whatever tenure our employees have had at InterTAN will be moved to tenure in Circuit City Canada....

You may ask, I thought that InterTAN was going ahead with the inversion transaction and heading down the road towards forming an income trust. That is right, we were, up until just a few hours ago weighing both the inversion/conversion transactions against a strategic combination with Circuit City. However, as we learned more about our role in Circuit City’s future and the strength of the business combination and what it does for us in the marketplace, it became evident to our board that this transaction simply edges out the other alternatives over the long term.

So, what will we call our stores? At this point, we will continue to be known as RadioShack, and continue to support the name. If there is any change in that strategy, then rest assured that we are prepared to react and to move decisively and quickly.

How does this change the merchandise assortment, the operating procedures, the goals or the standards of our company? The answer is that it does not. Circuit City is investing in our Company because we have a solid well thought out business plan with a strong and differentiated value proposition relative to just about any other consumer electronics retailer. The company will continue to be managed by the same people and the buck still stops here. Absolutely nothing changes in that regard.

How does this affect our expansion plan? We continue to anticipate that we’ll add about 30 net stores to Canada this year. While we will consider opening superstores, we’re not ready to talk more about that anymore at this point. We will continue to remodel stores on exactly the same program that we have been following. Right now we are not prepared to disclose any more plans on that subject.

Will we continue to honor warranties from before this transaction.? Absolutely, we will.

Will we still have a big convention every year for our store managers? Of course. What will happen to the Barrie distribution center? Answer: It will keep shipping more and more merchandise as our sales continue to go up and up and up! Will we continue to have a big, bright catalog? Yes, it will be bigger and better than ever.

Thanks, ladies and gentlemen. I appreciate you tuning in.

Additional Information

This announcement is neither an offer to purchase nor a solicitation of an offer to sell securities of InterTAN. At the time the offer is commenced, Circuit City will file a tender offer statement with the U.S. Securities and Exchange Commission and Canadian security regulatory authorities and InterTAN will file a solicitation/recommendation statement with respect to the offer. Investors and InterTAN stockholders are strongly advised to read the tender offer statement (including an offer to purchase, letter of transmittal and related tender documents) and the related solicitation/recommendation statement when they are available because they will contain important information. These documents will be made available to all InterTAN stockholders at no expense to them and, when available, may be obtained at no charge at the SEC’s Web site at www.sec.gov and at the Canadian Securities Administrator’s SEDAR Web site at www.sedar.com or from InterTAN either at its website at www.intertan.com or by directing a request to InterTAN, Inc., 279 Bayview Drive, Barrie, Ontario, Canada L4M 4W5.